Exhibit 99.1

Signature Page

KKR DREAM HOLDINGS LLC		11/29/2024

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR DREAM AGGREGATOR L.P.		11/29/2024
By: KKR Dream Aggregator GP LLC, its general partner

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR DREAM AGGREGATOR GP LLC		11/29/2024

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR AMERICAS FUND XII (DREAM) L.P.		11/29/2024
By: KKR Associates Americas XII AIV L.P., its general partner
By: KKR Americas XII AIV GP LLC, its general partner

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR AMERICAS XII (DREAM) BLOCKER PARENT L.P.		11/29/2024
By: KKR Associates Americas XII AIV L.P., its general partner
By: KKR Americas XII AIV GP LLC, its general partner
By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR AMERICAS XII EEA (DREAM) BLOCKER PARENT L.P.		11/29/2024
By: KKR Associates Americas XII AIV L.P., its general partner
By: KKR Americas XII AIV GP LLC, its general partner

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR AMERICAS XII (DREAM II) BLOCKER PARENT L.P.		11/29/2024
By: KKR Associates Americas XII AIV L.P., its general partner
By: KKR Americas XII AIV GP LLC, its general partner

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR ASSOCIATES AMERICAS XII AIV L.P.		11/29/2024
By: KKR Americas XII AIV GP LLC, its general partner

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR AMERICAS XII AIV GP LLC		11/29/2024

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR WOLVERINE I LTD.		11/29/2024
By: KKR Financial Management LLC, its portfolio manager

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Secretary